Exhibit 99.1

                Digital Recorders, Inc. Announces Fourth Quarter
                      and Fiscal Year 2002 Final Results;

        Highlights Include Profitable 4Q02 and A 73 Percent Improvement
                            in FY02 Operating Income

   DALLAS--(BUSINESS WIRE)--March 25, 2003--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital-communications and audio-enhancement systems, announced today that revenues increased 18 percent and 21 percent for fourth quarter and fiscal year 2002, respectively, over the same periods for the previous fiscal year. In addition, fourth quarter earnings per share increased to a penny from a loss of 4 cents and fiscal year 2002 operating income jumped 73 percent, compared to the same periods in the prior year.

   Fourth Quarter 2002

   For the quarter ended Dec. 31, 2002, revenues increased to $13.0 million and net profit was $37,778, or a penny per share. This compares to revenues of $11.1 million and a net loss of $128,112, or 4 cents per share, for the same period in fiscal year 2001. These amounts are after AAA preferred stock dividends of $44,250 in both periods.
   Weighted-average shares outstanding for the fourth quarter were 3,804,475, compared to 3,704,475 a year ago, an increase of 3 percent primarily as a result of previously announced equity placements.
   "For the quarter, the Digital Recorders business unit led the Company in quarter-over-quarter increases in revenue of about 50 percent. The TwinVision na, Inc. and Mobitec AB business units posted revenue gains in the high teens. Our increase over the previous year's fourth quarter operating income and positive EPS results were substantial improvements," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.

   Fiscal Year 2002

   For the 12 months ended Dec. 31, 2002, revenues increased to $45.1 million, up 21 percent from the $37.2 million posted in fiscal year 2001. The fiscal year 2002 net loss was $366,503, or 10 cents per share, compared to a net loss of $61,735, or 2 cents per share, for the prior year. These amounts are after AAA preferred stock dividends of $177,000 in both periods.
   Weighted-average shares outstanding for fiscal year ending Dec.
21, 2002 were 3,746,119, compared to 3,495,954 a year ago, an increase of 7 percent primarily as a result of previously announced equity placements.
   "Fiscal year 2002 marked another period of year-over-year improvements in operating income results; we posted a 73 percent operating income improvement for the year. I should note that the bottom line last year contained a favorable $533,135, or 15 cents per share, extraordinary tax-loss carryforward valuation allowance. That tends to make earnings-per-share comparisons between fiscal years 2001 and 2002 difficult. For that reason, I suggest we look to the noted continuation of improved operating results. This is not pro forma; I am referring to reported year-over-year operating income results," Mr. Turney said.
   Referring to favorable year-end adjustments that will be more fully described in the Form 10-K, which the Company's management expects to file with the Securities and Exchange Commission (SEC) on or before March 31, Mr. Turney said the Company is including in its year-end results two-year end adjustments to the results reported for prior quarters of the year. "These are positive adjustments that have no effect on the full year. One item addresses treatment of software being treated as a long-lived asset and has the effect of adding $185,938. The second item relates to favorable consequence of certain currency adjustments under Financial Accounting Standards Board Statement No. 52, Foreign Currency Translation. That net gain of $379,984 was attributed to translating the long-term foreign bank debt at Dec. 31, 2002. These adjustments, indicating more properly the periods in which they occurred, have been partially shifted to prior quarters. The net effects of both are: (1) first quarter now being restated as a net loss of 19 cents instead of a net loss of 21 cents;
(2) second quarter now being restated as a net profit of 11 cents instead of as a net profit of 7 cents; and (3) third quarter now being restated as a net loss of 8 cents instead of a net loss of 9 cents, all stated on a fully diluted basis."
   At fiscal year end, the Company had $2.3 million in working capital and $5.8 million in shareholders' equity. This compares to $7.8 million in working capital and $5.0 million in shareholders' equity for the same period in 2001.
   With regard to these balance sheet items, Mr. Turney said, "The drop in working capital is primarily due to the third quarter reclassification of our U.S. senior lender relationship to be considered all short-term debt since the line expires in the third quarter of fiscal year 2003. We are presently working on this matter and fully expect to extend or replace that lending relationship on or prior to the expiration date. As previously noted, the Company has several initiatives underway to strengthen the balance sheet."

   Fiscal Year 2003 Outlook

   "In fiscal year 2003, we expect to achieve a revenue range of $52 million to $57 million due both to increased demand for existing products and services and due to an extension of the Company's services and product offerings, including new products in virtually all business units. We expect our market activity will increase in North America, South America, Europe, Asia and Australia," Mr. Turney said. "We expect fiscal year 2003 to be profitable, given the expected revenue increase and the continued monitoring of effective cost-management programs. Additionally, we expect the first quarter to reduce by around 50 percent the $770,000 net loss posted in first quarter 2002."

   Corporate Governance Efforts

   "In fiscal year 2002, the Company began formally addressing emerging regulations and guidelines pertaining to corporate governance. We take corporate governance very seriously, and we want to keep our shareholders fully informed about our efforts pertaining to such. We intend to seek, consider and implement the best practices in this area as appropriate for the Company and in the best interest of our shareholders, as well as to fully comply with regulations and regulatory authority guidelines as they emerge. It is our belief that good governance practices will ultimately translate into increased shareholder value," Mr. Turney said.
   Following are a few of the actions taken pertaining to the Company's corporate governance efforts:

    -- In 2001, well ahead of any requirement for such, the DRI Audit Committee adopted virtually all of the recommendations within the Securities and Exchange Commission's Report and
        Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees.

    -- Under the Sarbanes-Oxley Act, certification by the Company's chief executive officer and chief financial officer has been implemented.

    -- DRI's Board of Directors is, and has been for many years, comprised of a majority of outside directors. Currently, eight members of the 10-person Board are outside directors.

    -- DRI Board of Directors' committees are generally comprised of, and chaired by, outside directors. The Executive Committee, the activities of which are mainly directed to strategic and financing issues, is the only exception.

    -- Each of the DRI Board of Directors' committees has had a formal charter for three years. These charters are reviewed and revised annually.

    -- The Company is preparing for accelerated filings of quarterly reports.

    --  The Company does not provide loans to officers or directors.

    -- The Board of Directors have joined the National Association of Corporate Directors (NACD) as members.

    -- A noted corporate governance authority conducted a two-hour presentation and discussion at a Board of Directors' meeting in fall 2002.

    -- The Nominating Committee has modified its Charter to include Governance and, thus, as of the March 21, 2003, Board of Directors' meeting became the Corporate Governance and Nominating Committee. The Committee's charter has been developed using National Association of Corporate Directors, Securities and Exchange Commission and National Association of Securities Dealers' reference materials, study of the Sarbanes-Oxley Act, and study of best practices of larger highly respected public company organizations.

   Conference Call Information

   Senior management will discuss fourth-quarter and fiscal year 2002 earnings results, as well as the fiscal year 2003 outlook, during an investors' conference call Wednesday, April 2, 2003, at 11 a.m. (Eastern). As mentioned previously, the Company plans to file Form 10-K with the SEC on or before March 31, 2003.

   Via Telephone

   To listen to, and participate in, the live questions-and-answers exchange, please call one of the following telephone numbers at least five minutes prior to the start time: Domestic, 800/683-1575; or International, 973/935-2101.
   For the convenience of investors, telephone replay will be available from 1 p.m. (Eastern) April 2, 2003, through 11:59 p.m. (Eastern) May 2, 2003, via the following telephone numbers: Domestic, 877/519-4471 (Code No. 3830713); or International, 973/341-3080 (Code
No. 3830713).

   Via Webcast

   To participate via webcast, please go to http://www.viavid.com/detailpage.asp?sid=1944, sign up or log in, and click on the "Calls" tab located within that website.
   For the convenience of investors, the webcast will be archived for six months. It will be accessible via http://www.viavid.com/detailpage.asp?sid=1944.

   Annual Meeting of Shareholders

   The Company expects to announce the date of its Annual Meeting of Shareholders, and mail the Proxy for that meeting, in approximately the next three weeks.

   About the Company

   Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital-communications and audio-enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals.

   Forward-Looking Statements

   This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation implied in a forward-looking statement will prove correct, or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationship with its lender. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.

   For More Information, Please Refer to: www.digrec.com.


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                    CONSOLIDATED  BALANCE  SHEETS
                      DECEMBER 31, 2002 AND 2001
                             (Unaudited)

ASSETS                                          2002         2001
------------------------------------------   ------------ ------------
Current Assets
 Cash and cash equivalents                      $504,758     $510,719
 Trade accounts receivable, less allowance
  for doubtful accounts of $146,066 and
  $115,158 at December 31, 2002 and 2001      10,137,955    7,979,713
 Other receivables                               251,454      225,355
 Inventories                                   8,830,522    8,923,705
 Prepaids and other current assets               452,882      361,263
                                             ------------ ------------
  Total current assets                        20,177,571   18,000,755
                                             ------------ ------------

Property and equipment, less accumulated
 depreciation of $1,459,953 and $1,015,925
 at December 31, 2002 and 2001                 1,572,259    1,012,677
Goodwill, less accumulated amortization of
 $1,066,643 and $1,044,400 at December 31,
 2002 and 2001                                 8,960,396    7,556,655
Intangible assets, less accumulated
 amortization of $362,922 and $188,656 at
 December 31, 2002 and 2001                    1,392,533    1,258,567
Deferred tax assets                              865,663      847,149
Other assets                                     414,764      134,346
                                             ------------ ------------
  TOTAL ASSETS                               $33,383,186  $28,810,149
                                             ============ ============

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
--------------------------------------------
Current Liabilities
 Lines of credit                              $7,503,791     $911,694
 Current maturities of long-term debt            763,360      541,233
 Accounts payable                              6,339,537    5,366,826
 Accounts payable, related party                 859,425    1,528,786
 Accrued expenses                              2,162,309    1,824,227
 Deferred tax liabilities                        138,695       31,841
 Preferred stock dividends payable                88,500       44,250
                                             ------------ ------------
  Total current liabilities                   17,855,617   10,248,857
                                             ------------ ------------

Long-term debt and other obligations, less
 current maturities                            7,737,940   11,601,020
                                             ------------ ------------

Series AAA Redeemable, Convertible,
 Nonvoting Preferred Stock, $.10 par value,
 Liquidation Preference of $5,000 per share
 20,000 shares authorized; 354 shares issued
 and outstanding at December 31, 2002 and
 2001                                          1,770,000    1,770,000

Minority interest in consolidated
 subsidiary                                      267,566      208,659
                                             ------------ ------------

Commitments and contingencies

Stockholders' Equity
 Common stock, $.10 par value, 10,000,000
  shares authorized; 3,804,475 and 3,704,475
  shares issued and outstanding at December
  31, 2002 and 2001                              380,447      370,447
 Additional paid-in capital                   12,349,726   12,236,726
 Accumulated other comprehensive income
  (loss) - foreign currency translation          421,175     (415,778)
 Accumulated deficit                          (7,399,285)  (7,209,782)
                                             ------------ ------------
  Total stockholders' equity                   5,752,063    4,981,613
                                             ------------ ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $33,383,186  $28,810,149
                                             ============ ============


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
               CONSOLIDATED  STATEMENTS  OF  OPERATIONS
    FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2002 AND 2001
                              (Unaudited)

                      THREE MONTHS ENDED            YEAR ENDED
                         DECEMBER  31,             DECEMBER  31,
                      2002         2001         2002         2001
                   ------------ ------------ ------------ ------------

Net sales          $13,035,873  $11,065,662  $45,137,985  $37,215,352
Cost of sales        8,260,109    7,068,712   28,862,992   23,389,566
                   ------------ ------------ ------------ ------------
 Gross profit        4,775,764    3,996,950   16,274,993   13,825,786
                   ------------ ------------ ------------ ------------

Operating expenses:
 Selling, general
  and
  administrative     3,797,847    3,682,550   13,058,346   10,758,433
 Research and
  development          742,909      715,022    2,492,428    2,648,510
                   ------------ ------------ ------------ ------------
  Total operating
   expenses          4,540,756    4,397,572   15,550,774   13,406,943
                   ------------ ------------ ------------ ------------

 Operating income
  (loss)               235,008     (400,622)     724,219      418,843
                   ------------ ------------ ------------ ------------

Other income           148,915       44,154      338,296        3,546
Interest expense,
 net                  (309,488)    (310,208)  (1,150,962)    (814,207)
                   ------------ ------------ ------------ ------------
  Total other
   expense and
   interest
   expense            (160,573)    (266,054)    (812,666)    (810,661)
                   ------------ ------------ ------------ ------------

 Income (loss)
  before income
  taxes                 74,435     (666,676)     (88,447)    (391,818)

Income tax benefit
 (expense), net         12,341      591,938      (42,148)     533,135
                   ------------ ------------ ------------ ------------

 Income (loss)
  before minority
  interest in
  consolidated
  subsidiary            86,776      (74,738)    (130,595)     141,317

Minority interest
 in consolidated
 subsidiary             (4,748)      (9,124)     (58,908)     (26,052)
                   ------------ ------------ ------------ ------------

 Net income (loss)      82,028      (83,862)    (189,503)     115,265

Preferred stock
 dividend
 requirements          (44,250)     (44,250)    (177,000)    (177,000)
                   ------------ ------------ ------------ ------------

 Net income (loss)
  applicable to
  common
  shareholders         $37,778    $(128,112)   $(366,503)    $(61,735)
                   ============ ============ ============ ============

Earnings per
 share:
 Net income (loss)
  per share, basic
  and diluted            $0.01       $(0.04)      $(0.10)      $(0.02)
                   ============ ============ ============ ============

 Weighted average
  number of common
  shares and common
  equivalent shares
  outstanding        3,804,475    3,704,475    3,746,119    3,495,954

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214/378-4776
             Fax: 214/378-8437
             E-Mail: veronicam@digrec.com